UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 03, 2022

IGEN NETWORKS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-141875	20-5879021
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

31772 Casino Drive, Suite C Lake Elsinore, CA	92530
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (855) 912-5378

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 3, 2022, IGEN Networks Corp. (the “Company” or “IGEN”) entered into an equity financing agreement (the “EFA”), a registration rights agreement (the “RRA”) and a promissory note (the “Note”) with Jefferson Street Capital, LLC (“Jefferson Street”) (the “Jefferson Street Transaction”). The EFA allows Jefferson Street to invest up to five million and no/100 dollars ($5,000,000.00) into IGEN Common Stock, par value $0.001, over a period not to exceed thirty-six (36) months. The purchase price for the Common Stock acquired by Jefferson Street will be eighty-eight percent (88%) of the VWAP for IGEN shares during the ten (10) days preceding each put notice delivered by IGEN to Jefferson Street. Jefferson Street may not hold more than 4.99% of IGEN stock at any time. As additional compensation to Jefferson Street, IGEN will issue twelve million five hundred thousand (12,500,000) shares of its Common Stock to Jefferson Street capital as commitment shares (the “Commitment Shares”).

Under the terms and subject to the conditions of the EFA the Company has the right, but not the obligation, to sell to Jefferson Street, and Jefferson Street is obligated to purchase up to $5.0 million of the Company’s Common Stock. Such sales of Common Stock by the Company, if any, will be subject to certain limitations set forth in the EFA, and may occur from time to time, at the Company’s sole discretion, over the 36-month period commencing on the date that the conditions to Jefferson Street’s purchase obligation set forth in the EFA are satisfied, including that a registration statement is filed covering the resale by Jefferson Street of shares of Common Stock that have been and may be issued to Jefferson Street under the EFA, which the Company has agreed to use its best efforts to file a registration statement with the Securities and Exchange Commission (the “SEC”), within thirty (30) days, pursuant to the RRA, is declared effective by the SEC and a final prospectus relating thereto is filed with the SEC (the date on which all of such conditions are satisfied, the “Commencement Date”).

The Company will control the timing and amount of any sales of Common Stock to Jefferson Street pursuant to the EFA. Jefferson Street has no right to require the Company to sell any shares of Common Stock to Jefferson Steet, but Jefferson Street is obligated to make purchases as the Company directs, subject to certain conditions.

Actual sales of shares of Common Stock to Jefferson Steet will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Company’s Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. The net proceeds under the EFA to the Company will depend on the frequency and prices at which the Company sells shares of its stock to Jefferson Street. The Company expects that any proceeds received by the Company from such sales to Jefferson Street will be used for working capital and general corporate purposes.

The EFA prohibits the Company from directing Jefferson Street to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Jefferson Street (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in Jefferson Street beneficially owning more than 4.99% of the outstanding shares of Common Stock.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the EFA or RRA.

As consideration for Jefferson Street’s irrevocable commitment to purchase shares of the Company’s Common Stock upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, the Company agreed to issue the Commitment Shares to Jefferson Street.

The EFA and RRA contain customary representations, warranties, conditions and indemnification obligations of the parties.

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The Company also issued the Note to Jefferson Street. The Note is non-convertible and bears interest at a rate of six percent (6%) per annum, calculated on the basis of a 365 day year, and is due, in full, on or before October 3, 2022. There are no periodic payments required under the Note and the Company may pre-pay any amounts owed, in whole or part, at any time without penalty or premium for early payment. Failure to pay the Note when due will result in a default interest rate of eighteen percent (18%) being imposed upon the amounts due, plus costs and fees associated with collection of the Note.

The foregoing descriptions of the EFA, RRA and Note are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 1.02 Termination of a Material Definitive Agreement.

The Equity Purchase Agreement and Registration Rights Agreement entered into by and between the Company and Crown Bridge Partners, LLC on July 7, 2020, was terminated on April 9, 2022 pursuant to Section 10.5 of the Equity Purchase Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

In the EFA, Jefferson Street represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)). The securities referred to in this current report on Form 8-K, including the Commitment Shares, are being issued and sold by the Company to Jefferson Street in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder.

Item 7.01  Regulation FD Disclosure.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 7.01. On April 14, 2022 the Company issued a press release announcing the entry into the Jefferson Street Transaction. A copy of the Press Release is attached to this Form 8-K as an Exhibit.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Equity Finance Agreement dates as of April 3, 2022 by and between Jefferson Street and IGEN.

10.2	Registration Rights Agreement, dated as of April 3, 2022, by and between Jefferson Street and IGEN.

10.3	IGEN Promissory Note dated as of April 3, 2022

99.1	Press Release: IGEN Secures $5M Equity-Line Financing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGEN NETWORKS CORPORATION

Date: April 14, 2022	Neil Chan
Chief Executive Officer

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